                                                                      EXHIBIT 11


          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  NINE-MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

                                                          Income             Shares        Per Share
($ in thousands, except per share amounts)              (Numerator)      (Denominator)       Amount
-----------------------------------------------------------------------------------------------------
      2000
      BASIC EPS:
      Net Income available to common stockholders           19,389            25,079             0.77
                                                                                              =======
      EFFECT OF DILUTIVE SECURITIES
      Restricted stock                                          --               755
      8.75% convertible subordinated debentures                196               685
      Stock options                                            (15)              191
                                                            ------            ------
      DILUTED EPS
      Income available to common stockholders and
      assumed conversions                                   19,570            26,710             0.73
                                                           =======           =======          =======

      1999
      BASIC EPS:
      Net Income available to common stockholders           43,573            27,283             1.60
                                                                                              =======
      EFFECT OF DILUTIVE SECURITIES
      Restricted stock                                          --               667
      8.75% convertible subordinated debentures                267               874
      Stock options                                            (49)              254
                                                            ------            ------
      DILUTED EPS
      Income available to common stockholders and
      assumed conversions                                   43,791            29,078             1.51
                                                           =======           =======          =======

                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                    QUARTER ENDED SEPTEMBER 30, 2000 AND 1999

                                                      Income              Shares         Per Share
($ in thousands, except per share amounts)           (Numerator)       (Denominator)       Amount
-----------------------------------------------------------------------------------------------------
2000
BASIC EPS:
Net Income available to common stockholders             5,373             24,694            0.22
                                                                                            ====
EFFECT OF DILUTIVE SECURITIES

Restricted stock                                           --                757
8.75% convertible subordinated debentures                  55                572
Stock options                                             (34)               214
                                                        -----             ------
DILUTED EPS

Income available to common stockholders and
assumed conversions                                     5,394             26,237            0.21
                                                        =====             ======            ====

1999
BASIC EPS:
Net Income available to common stockholders             1,935             27,074            0.07
                                                                                            ====
EFFECT OF DILUTIVE SECURITIES

Restricted stock                                           --                708
8.75% convertible subordinated debentures                  88                871
Stock options                                              (5)               260
                                                        -----             ------
DILUTED EPS
Income available to common stockholders and
assumed conversions                                     2,018             28,913            0.07
                                                        =====             ======            ====